As filed with the Securities and Exchange Commission on May 8, 2025
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CARTESIAN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-1622110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7495 New Horizon Way Frederick, Maryland	21703
(Address of principal executive offices)	(Zip code)
(301) 348-8698
(Telephone number, including area code, of registrant's principal executive offices)

Cartesian Therapeutics, Inc. Amended and Restated 2016 Incentive Award Plan
Cartesian Therapeutics, Inc. Amended and Restated 2018 Employment Inducement Incentive Award Plan
(Full title of the plan)
Carsten Brunn, Ph.D.
President and Chief Executive Officer
Cartesian Therapeutics, Inc.
7495 New Horizon Way
Frederick, Maryland 21703
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Brian K. Rosenzweig
Sarah C. Griffiths
Covington & Burling LLP
One International Place, Suite 1020
Boston, Massachusetts 02110
(617) 603-8805
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 under the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 1,030,694 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Cartesian Therapeutics, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s Amended and Restated 2016 Incentive Award Plan (the “Incentive Plan”) and an additional 450,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s Amended and Restated 2018 Employment Inducement Incentive Award Plan (the “Inducement Plan”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this registration statement:
•The Registrant’s definitive proxy statement on Schedule 14A for the 2025 annual meeting of stockholders, filed with the Commission on April 28, 2025;
•The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 13, 2025;
•The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 8, 2025;
•The Registrant’s Current Reports on Form 8-K filed with the Commission on January 27, 2025, April 8, 2025 and April 29, 2025 (except for Item 7.01 and Exhibits 99.1 and 99.2 thereto); and
•The description of the Registrant’s Common Stock contained in Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 13, 2025, and any amendment or report filed with the Commission for the purpose of updating such description; and
•The Registrant’s Registration Statements on Form S-8 (File Nos. 333-212215, 333-224109, 333-228264, 333-230501, 333-239075, 333-256061, 333-264691, 333-274036, 333-276486, and 333-283049) filed with the Securities and Exchange Commission, relating to the Incentive Plan and the Inducement Plan.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit Description

3.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on June 29, 2016).
3.2	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on June 21, 2022).
3.3	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on November 13, 2023).
3.4	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on March 28, 2024).
3.5	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37798) filed on November 13, 2023).
4.1	Specimen Stock Certificate evidencing the shares of common stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-37798) filed on March 13, 2025.
5.1*	Opinion of Covington & Burling LLP.
23.1*	Consent of Ernst & Young LLP, the Registrant's independent registered public accounting firm.
23.2*	Consent of Covington & Burling LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature pages of this Registration Statement).
99.1	Cartesian Therapeutics, Inc. Amended and Restated 2016 Incentive Award Plan, and forms of award agreements thereunder (incorporated herein by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-281204) filed on August 2, 2024).
99.2	Cartesian Therapeutics, Inc. Amended and Restated 2018 Employment Inducement Incentive Award Plan, and forms of award agreements thereunder (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K (File No. 001-37798) filed on March 13, 2025).
107.1*	Filing fee table.

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, State of Maryland, as of May 8, 2025.

CARTESIAN THERAPEUTICS, INC.

By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer, and Director

POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Carsten Brunn, Ph.D. and Blaine Davis, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carsten Brunn, Ph.D.	President and Chief Executive Officer, and Director	May 8, 2025
Carsten Brunn, Ph.D.	(Principal Executive Officer)

/s/ Blaine Davis	Chief Financial Officer	May 8, 2025
Blaine Davis	(Principal Financial Officer and Principal Accounting Officer)

/s/ Carrie S. Cox	Chairman of the Board	May 8, 2025
Carrie S. Cox

/s/ Timothy C. Barabe	Director	May 8, 2025
Timothy C. Barabe

/s/ Nishan de Silva, M.D.	Director	May 8, 2025
Nishan de Silva, M.D.

/s/ Murat Kalayoglu, M.D. Ph.D.	Director	May 8, 2025
Murat Kalayoglu, M.D. Ph.D.

/s/ Kemal Malik, MBBS	Director	May 8, 2025
Kemal Malik, MBBS

/s/ Michael Singer, M.D. Ph.D.	Director	May 8, 2025
Michael Singer, M.D. Ph.D.

/s/ Timothy Springer, Ph.D.	Director	May 8, 2025
Timothy Springer, Ph.D.

/s/ Patrick Zenner	Director	May 8, 2025
Patrick Zenner